January 31, 1995

The Bank of New York, as
       Administrative Agent
One Wall Street
New York, New York 10286

NationsBank of North Carolina, N.A., as
       Collateral Agent
One NationsBank Plaza
Charlotte, North Carolina 28255

        Re: License Agreements from Shoney's, Inc. ("Franchisor") in favor of TPI Restaurants, Inc. ("Franchisee") for the operation of certain (i) restaurants as Shoney's restaurants and to use the Shoney's System, and (ii) restaurants as Captain D's restaurants and to use the Captain D's System (collectively and as amended to the date hereof, the "Franchise Agreements".

The undersigned, W. Craig Barber, on behalf of the Franchisor, having the power and authority to do so, hereby states, certifies and affirms to The Bank of New York, as administrative agent (in such capacity, the "Administrative Agent") for the banks (the "Banks") party to the Credit Agreement referred to in paragraph 3 below and NationsBank of North Carolina, N.A. as collateral agent for the banks under such Credit Agreement (in such capacity, the "Collateral Agent" and, together with the Administrative Agent, the "Agents"):

        1. All Franchise Agreements between Franchisor and Franchisee and all Reserved Area and Market Development Agreements (collectively with the Franchise Agreements, the "Agreements") between Franchisor and Franchisee are in full force and effect as of the date hereof and the Franchise Agreements constitute, together with any addendum thereto and the Agreement, dated as of August 2, 1988, between Franchisor and Franchisee, the complete agreement between Franchisor and Franchisee with respect to (i) the use of the Shoney's System (as defined in any such Franchise Agreement) and the operation of restaurants owned by Franchisee as "Shoney's" restaurants and (ii) the use of the Captain D's System (as defined in any such Franchise Agreement) and the operation of restaurants owned by Franchisee as "Captain D's" restaurants.

        2. The Franchisee is paying all of the franchise fees due under the Franchise Agreements (the "Franchise Fees") and other charges in accordance with the provisions of the Franchise Agreements, and as of the date hereof, the Franchisee is not in default in making any of such payments in accordance with the provisions of the Franchise Agreements. To the best of our knowledge, the Franchisee is in full compliance with all other material requirements and material standards of operation of Franchisor and the Agreements and here are no other defaults under the Agreements.

        3. Franchisor hereby acknowledges that Franchisee is restructuring certain financing

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pursuant to a Second Amended and Restated Credit Agreement, dated as of
January 31, 1995, among Franchisee, the Banks and the Agent (together with all amendments, restatements and/or modifications thereof, the "Credit Agreement"). Franchisor also acknowledges that the financing under the Credit Agreement is
(i) guaranteed by, among others, Franchisee's parent, TPI Enterprises, Inc. ("Enterprises"), which guaranty is to be secured by a pledge to the Collateral Agent of all Enterprises' stock in Franchisee (the "Pledged Stock") and (ii) secured by certain ground and other leases and real property on which restaurants owned by Franchisees and operated as either Shoney's or Captain D's restaurants (the "Restaurants") are situated. Franchisor acknowledges and agrees that in the event of an Event of Default under the Credit Agreement, the Collateral Agent, on its behalf and on behalf of the Banks, has the right to sell the Pledged Stock without the consent of the Franchisor and the Franchisor further acknowledges that no such sale shall affect any of the rights or obligations of the Franchisee under the Franchise Agreements. Notwithstanding the foregoing, the Franchisor shall have the right, subject to the terms and conditions set forth in paragraph 9.2 of the Credit Agreement, to purchase the Notes (as defined in the Credit Agreement). In this connection, the Franchisor consents to the amendment in such paragraph to substitute Tuke Yopp & Sweeney for Farris, Warfield & Kanaday therein. A copy of Paragraph 9.2 of the Credit Agreement, as amended, is annexed hereto as Exhibit A.

       4. Security Interests of Agents and the Banks. Franchisor hereby acknowledges that Franchisee has heretofore granted a first priority security interest in the Pledged Stock and certain of Franchisee's other property (real and personal) to the Agent and the Banks and its rights to do so and from time to time to grant a first priority security interest in any other property of Franchisee (whether real or personal). In connection with such security interests, Franchisor and the Agents individually, and on behalf of the Banks, agreed and hereby confirm such agreement (notwithstanding anything to the contrary in any of the Franchise Agreements or the Credit Agreement) as follows:

              (a) Modification of Franchisor's Default Rights. If Franchisee defaults in the performance of any of the terms of any of the Franchise Agreements, Franchisor shall provide the Agent and the Banks with written notice simultaneously with the giving of written notice to Franchisee, specifying the nature of the default(s) and, with respect to any default arising under any of the Franchise Agreements that is solely of a monetary nature, the Agents and/or the Banks shall have the right, but not the obligation, to cure such default(s) during the period provided therein for Franchisee to cure such default plus 10 days. Franchisor agrees to accept all payments made by the Agents and/or the Banks on behalf of Franchisee within the time limit is set forth above, as though the same had been paid by Franchisee so that they shall be as effective to cure a default as the same would have been if timely paid by Franchisee. The Franchisor shall have no right to terminate any Franchise Agreement unless and until such notice is given and the time for curing defaults, as modified herein, has expired.

              (b) Franchisor's Right to Purchase Notes. Subject to the provisions of paragraph 92 of the Credit Agreement (a copy of which provision is annexed hereto), Franchisor shall have the right to purchase the Banks' Notes (as defined in the Credit Agreement) prior to the enforcement of the Agent's and the Banks' rights thereunder. The provisions of such paragraph 9.2 shall not be amended or deleted from the Credit Agreement without the written consent of Franchisor.

              (c) In General. Except as specifically set forth herein, nothing in this Agreement shall be deemed to limit the rights of the Agents and the Banks fights under the Credit Agreement or of the Franchisor under the Franchise Agreements.

       5. Franchisor agrees in the event of any default under any Franchise Agreement which is not cured in accordance with paragraph 4 above and which default gives the right to terminate such Franchise Agreement, (i) Franchisor's exercise of its right to terminate such Franchise Agreement shall not affect Franchisee's rights under any other Franchise Agreement in respect of which no default has occurred (or any default thereunder has been cured in accordance with paragraph 4 above) and (ii) Franchisee shall continue to have all rights that it is granted under each such other Franchise Agreement.

       6. Notice hereunder shall be in writing and shall be sent by United States Registered or Certified Mail or a reputable overnight delivery service, postage or charges prepaid, addressed to the party for whom intended at such party's address herein specified, or at such other address as such party may have substituted therefor by proper notice to the other and shall be deemed given when received or first refused.

                If intended for Franchisor, such notice shall be addressed to:

                Shoney's Inc.
                1727 Elm Hill Pike
                Nashville, Tennessee 37210
                Attention: Secretary

                with copies to:

                Tuke Yopp & Sweeney
                Third National Bank Building, 17th Floor
                201 Fourth Avenue Noah
                Nashville, Tennessee 37219
                Attention: Gary M. Brown, Esq.

                If intended for Franchisee, such notice shall be addressed to:

                TPI Restaurants, Inc.
                2158 Union Avenue
                Memphis, Tennessee 38104
                Attention: Frederick W. Burford
                           Vice President and
                           Chief Financial Officer

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom
                1440 New York Avenue, N.W.
                Washington, D.C. 20005
                Attention: Ronald Barusch, Esq.

                If intended for the Banks or the Agents, such notice shall be addressed to:

                The Bank of New York,
                       as Administrative Agent
                One Wall Street
                Agency Function Administration
                18th Floor
                New York, New York 10286
                Attention: Kalyani Bose
                       Agency Function Administrator

                with a copy to:

                The Bank of New York
                One Wall Street
                22nd Floor
                New York, New York 10286
                Attention: Gregory L. Batson
                           Assistant Vice President

                NationsBank of North Carolina, N.A.
                       as Collateral Agent
                One NationsBank Plaza
                Charlotte, North Carolina 28255
                Attention: Elizabeth S. Garver
                           Corporate Lending Support

                with a copy to:

                NationsBank of North Carolina, N.A.
                One NationsBank Plaza
                Location Code: M-2
                Nashville, Tennessee 37239-1967
                Attention: John E. Ball
                       Senior Vice President


       7. Franchisor agrees that the information furnished herein may be supplied to each Bank and other lender that becomes a party to or a participant in the Credit Agreement and that each such Bank and other lender may rely upon the truth and accuracy of all the statements herein contained.

       8. This letter is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws (other that Section 5-1401 of the New York General Obligations
Law). Nothing herein shall affect the provisions of any Franchise Agreement regarding the choice of Franchisor and Franchisee of the law applicable thereto.

       9. This letter may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one Certificate. It shall not be necessary in making proof of this Certificate to produce or account for more than on counterpart signed by the party to be charged.

       IN WITNESS WHEREOF, the undersigned has caused this statement to be duly executed as of the day and year first above written.

                                           SHONEY'S, INC.

                                           By:_____________________________

                                           W. Craig Barber
                                           Senior Executive Vice President
                                           and Chief Financial Officer

       The Agents are signing this Certificate solely for the purpose of acknowledging their obligations under paragraph 4(b) hereof.

                                           THE BANK OF NEW YORK,
                                           as Administrative Agent

                                           By:____________________________

                                           Name:__________________________

                                           Title:_________________________

                                           NATIONSBANK OF NORTH CAROLINA
                                           as Collateral Agent

                                           By:____________________________

                                           Name:__________________________

                                           Title:_________________________

                                            EXHIBIT A

       9.2    Purchase of Notes by the Franchisor.

        (a) After the occurrence and at any time during the continuance of an Event of Default and prior to exercising any remedies under the Loan Documents with respect to the Collateral, the Administrate Agent will notify the Franchisor of the occurrence of such Event of Default. During the period of 10 Business Days after such notice is given, the Franchisor shall have the right to purchase the Notes of all (but not less than all) of the Banks, without recourse, for an amount equal to the unpaid principal balance thereof together with accrued and unpaid interest, fees and all other amounts due under the Loan Documents. In the event that the Franchisor notifies the Administrative Agent that it agrees to so purchase the Notes, payment therefor shall be made in Dollars in immediately available funds within 10 Business Days after such notice. In such event, the Franchisor shall succeed to all the rights of the Agents and the Banks under the Loan Documents. In the event that the Franchisor fails to give timely notice of its agreement to so purchase the Notes, or if the Franchisor notifies the Administrative Agent that it does not agree to purchase the Notes, The Collateral Agent shall be free to exercise all of the remedies with respect to the Collateral under the Loan Documents.

        (b) Notices to the Franchisor under this paragraph 9.2 shall be in writing and shall be mailed or sent by telegram, telecopy or telex (with a copy to the Company at its address set forth in paragraph 11.2), as follows:

               Shoney's, Inc.
               1727 Elm Hill Pike
               Nashville, Tennessee 37210
               Attention: Secretary

               with copies to:

               Tuke Yopp & Sweeney
               Third National Bank Building, 17th Floor
               201 Fourth Avenue North
               Nashville, Tennessee 37219
               Attention: Gary M. Brown, Esq.

               TPI Restaurants, Inc.
               2158 Union Avenue
               Memphis, Tennessee 38104
               Attention: Frederick W. Burford
                          Vice President and
                          Chief Financial Officer
               and

               Skadden, Arps, Slate, Meagher & Flom
               1440 New York Avenue, N.W.
               Washington, D.C 20005
               Attention: Ronald Barusch, Esq.